Exhibit (g)(2)

EXECUTION

FOREIGN CUSTODY MANAGER AGREEMENT

AGREEMENT made as of November 12, 2019 by and between Third Avenue Variable Series Trust (the “Trust”) on behalf of each series listed on Annex I attached hereto and The Bank of New York Mellon (“BNY”).

W I T N E S S E T H:

WHEREAS, the Trust desires to appoint BNY as a Foreign Custody Manager on the terms and conditions contained herein;

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Trust and BNY hereby agree as follows:

ARTICLE I.
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1.       “Board” shall mean the board of trustees of the Trust.

2.       “Eligible Foreign Custodian” shall have the meaning provided in the Rule.

3.       “Monitoring System” shall mean a system established by BNY to fulfill the Responsibilities specified in clauses (d) and (e) of Section 1 of Article III of this Agreement.

4.       “Responsibilities” shall mean the responsibilities delegated to BNY under the Rule as a Foreign Custody Manager with respect to each Specified Country and each Eligible Foreign Custodian selected by BNY, as such responsibilities are more fully described in Article III of this Agreement.

5.       “Rule” shall mean Rule 17f-5 under the Investment Company Act of 1940, as amended on June 12, 2000.

6.       “Specified Country” shall mean each country listed on Schedule I attached hereto and each country, other than the United States, constituting the primary market for a security with respect to which the Trust has given settlement instructions to The Bank of New York Mellon as custodian (the “Custodian”) under its Custody Agreement with the Trust.

ARTICLE II.
BNY AS A FOREIGN CUSTODY MANAGER

1.       The Trust on behalf of its Board hereby delegates to BNY with respect to each Specified Country the Responsibilities.

2.       BNY accepts the Board’s delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Trust’s assets would exercise.

3.       BNY shall provide to the Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Trust’s foreign custody arrangements written reports notifying the Board of the placement of assets of the Trust with a particular Eligible Foreign Custodian within a Specified Country and of any material change in the arrangements (including the contract governing such arrangements) with respect to assets of the Trust with any such Eligible Foreign Custodian.

ARTICLE III.
RESPONSIBILITIES

1.       Subject to the provisions of this Agreement, BNY shall with respect to each Specified Country select an Eligible Foreign Custodian. In connection therewith, BNY shall: (a) determine that assets of the Trust held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in paragraph (c)(1) of the Rule; (b) determine that the Trust’s foreign custody arrangements with each Eligible Foreign Custodian are governed by a written contract with the Custodian which will provide reasonable care for the Trust’s assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract with an Eligible Foreign Custodian shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as BNY determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Trust as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Trust with a particular Eligible Foreign Custodian pursuant to paragraph (c)(1) of the Rule and the performance of the contract governing such arrangement; and (e) advise the Trust whenever BNY determines under the Monitoring System that an arrangement (including, any material change in the contract governing such arrangement) described in preceding clause (d) no longer meets the requirements of the Rule.

2.       For purposes of preceding Section 1 of this Article, BNY’s determination of appropriateness shall not include, nor be deemed to include, any evaluation of Country Risks associated with investment in a particular country. For purposes hereof, “Country Risks” shall mean systemic risks of holding assets in a particular country including but not limited to (a) an Eligible Foreign Custodian’s use of any depositories that act as or operate a system or a transnational system for the central handling of securities or any equivalent book-entries; (b) such country’s financial infrastructure; (c) such country’s prevailing custody and settlement practices; (d) nationalization, expropriation or other governmental actions; (e) regulation of the banking or securities industry; (f) currency controls, restrictions, devaluations or fluctuations; and (g) market conditions which affect the orderly execution of securities transactions or affect the value of securities.

ARTICLE IV.
REPRESENTATIONS

1.       The Trust hereby represents that: (a) this Agreement has been duly authorized, executed and delivered by the Trust, constitutes a valid and legally binding obligation of the Trust enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Trust prohibits the Trust’s execution or performance of this Agreement; (b) this Agreement has been approved and ratified by the Board at a meeting duly called and at which a quorum was at all times present in-person or telephonically, and (c) the Board or an investment advisor to a series of the Trust has considered the Country Risks associated with investment in each Specified Country and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other country.

2.       BNY hereby represents that: (a) BNY is duly organized and existing under the laws of the State of New York, with full power to carry on its businesses as now conducted, and to enter into this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly authorized, executed and delivered by BNY, constitutes a valid and legally binding obligation of BNY enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on BNY prohibits BNY’s execution or performance of this Agreement; and (c) BNY has established the Monitoring System.

ARTICLE V.
CONCERNING BNY

1.       BNY shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, the Trust except to the extent the same arises out of the failure of BNY to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall BNY be liable to the Trust, the Board, or any third party for special, indirect or consequential damages, or for lost profits or loss of business, arising in connection with this Agreement.

2.       The Trust shall indemnify BNY and hold it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, sustained or incurred by, or asserted against, BNY by reason or as a result of any action or inaction, or arising out of BNY’s performance hereunder, provided that the Trust shall not indemnify BNY to the extent any such costs, expenses, damages, liabilities or claims arises out of BNY’s failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

3.       For its services hereunder, the Trust agrees to pay to BNY such compensation and out-of-pocket expenses as shall be mutually agreed.

4.       BNY shall have only such duties as are expressly set forth herein. In no event shall BNY be liable for any Country Risks associated with investments in a particular country.

ARTICLE VI.
MISCELLANEOUS

1.       This Agreement constitutes the entire agreement between the Trust and BNY as a foreign custody manager, and no provision in the Custody Agreement between the Trust and the Custodian shall affect the duties and obligations of BNY hereunder, nor shall any provision in this Agreement affect the duties or obligations of the Custodian under the Custody Agreement.

2.       Any notice or other instrument in writing, authorized or required by this Agreement to be given to BNY, shall be sufficiently given if received by it at its offices at 240 Greenwich Street, New York, New York 10286, or at such other place as BNY may from time to time designate in writing.

3.       Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given if received by it at its offices at JW Fund Management LLC, 100 Springdale Rd., Suite A3-416, Cherry Hill, NJ 08003 or at such other place as the Trust may from time to time designate in writing.

4.       In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided however, that this Agreement shall not be assignable by either party without the written consent of the other.

5.       This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and BNY hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and BNY each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

6.       The parties hereto agree that in performing hereunder, BNY is acting solely on behalf of the Trust and no contractual or service relationship shall be deemed to be established hereby between BNY and any other person by reason of this Agreement.

7.       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

8.       This Agreement shall terminate simultaneously with the termination of the Custody Agreement between the Trust and the Custodian, and may otherwise be terminated by either party giving to the other party a notice in writing specifying the date of such termination, which shall be not less than thirty (30) days after the date of such notice.

IN WITNESS WHEREOF, the Trust and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

THIRD AVENUE VARIABLE SERIES TRUST

By:	/s/ Joel Weiss
Title: President

THE BANK OF NEW YORK MELLON

By:	/s/ Dorothy McKeown
Title: Director

ANNEX I

Series Name	Tax Identification

Third Avenue Value Portfolio	Tax ID: 13-7200050

SCHEDULE I

Market Name	Subcustodian
Argentina	Citibank Argentina, Buenos Aires
Australia	Citigroup Pty Limited
Australia	The Hongkong and Shanghai Banking Corporation Limited Australia Branch
Austria	UniCredit Bank Austria AG
Bahrain	HSBC Bank Middle East Limited, Manama
Bangladesh	Hongkong and Shanghai Banking Corporation, Dhaka
Belgium	The Bank of New York Mellon SA/NV
Benin	Société Générale Côte d'Ivoire, Abidjan
Bermuda	HSBC Bank Bermuda Limited, Hamilton
Botswana	Stanbic Bank Botswana Ltd
Brazil	Citibank N.A., Brazilian Branch
Bulgaria	Citibank Europe plc, Bulgarian Branch
Burkina Faso	Société Générale Côte d'Ivoire, Abidjan
Canada	CIBC Mellon Trust Company
Chile	Banco de Chile
Chile	Itaú CorpBanca S.A.
China - Shanghai B shares	HSBC Bank (China) Company Limited
China - Shanghai A shares	HSBC Bank (China) Company Limited
China - CIBM	HSBC Bank (China) Company Limited
Colombia	Cititrust S.A., Bogota
Costa Rica	Banco Nacional de Costa Rica
Croatia	Privredna Banka Zagreb d.d.
Cyprus	BNP Paribas Securities Services Athens
Czech Republic	Citibank Europe plc
Denmark (For T2S EUR and DKK settlement)	Skandinaviska Enskilda Banken AB, Copenhagen Branch
Egypt	HSBC Bank Egypt S.A.E.
Estonia	SEB Pank AS
Eswatini	Standard Bank Eswatini Ltd, Mbabane

Euromarkets - Euroclear	Euroclear Bank
Finland	Skandinaviska Enskilda Banken, Helsinki branch
France	The Bank of New York Mellon SA/NV
France	BNP Paribas Securities Services, Paris
Germany	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main
Ghana	Stanbic Bank of Ghana Limited
Greece	BNP Paribas Securities Services, Athens
Guinea Bissau	Société Générale Côte d'Ivoire, Abidjan
Hong Kong	Deutsche Bank AG, Hong Kong
Hong Kong	Hongkong and Shanghai Banking Corporation, Hong Kong
Hungary	Citibank Europe plc. Hungarian Branch Office
Iceland	Landsbankinn hf.
India	Deutsche Bank AG Mumbai
India	Hongkong and Shangai Banking Corporation, Mumbai
Indonesia	Deutsche Bank AG, Jakarta
Ireland	The Bank of New York Mellon
Israel	Bank Hapoalim B.M.
Italy	The Bank of New York Mellon SA/NV
Ivory Coast	Société Générale Côte d'Ivoire, Abidjan
Japan	MUFG Bank, Ltd.
Japan	Mizuho Bank, Ltd
Jordan	Standard Chartered Bank, Jordan Branch
Kazakhstan	Citibank Kazakhstan JSC
Kenya	Stanbic Bank KenyaLimited
Kuwait	HSBC Bank Middle East, Kuwait
Latvia	AS SEB banka
Lithuania	SEB Bankas, Vinius
Luxembourg	Euroclear Bank
Malaysia	Deutsche Bank (Malaysia) Berhad
Malawi	Standard Bank PLC

Mali	Société Générale Côte d'Ivoire, Abidjan
Malta	The Bank of New York Mellon SA/NV, Asset Servicing, Niederlassung Frankfurt am Main
Mauritius	Hongkong and Shangai Banking Corporation, Ebene
Mexico	Banco S3 Mexico S.A.
Mexico	Citibanamex
Morocco	Citibank Maghreb
Namibia	Standard Bank Namibia Ltd
Netherlands	The Bank of New York Mellon SA/NV
New Zealand	The Hongkong and Shanghai Banking Corporation Limited, New Zealand Branch
Niger	Société Générale Côte d'Ivoire, Abidjan
Nigeria	Stanbic IBTC Bank PLC
Norway	Skandinaviska Enskilda Banken AB, Oslo Branch
Oman	HSBC Bank Oman S.A.O.C.
Pakistan	Deutsche Bank AG Karachi Branch
Panama	Citibank N.A., Panama Branch, Panama City
Peru	Citibank N.A., Sucursal de Lima
Philippines	Deutsche Bank AG, Manila
Poland	Bank Pekao SA
Portugal	Citibank Europe Plc
Qatar	HSBC Bank Middle East Limited, Doha
Romania	Citibank Europe plc. Romania Branch
Russia	AO CITIBANK MOSCOW
Russia	PJSC ROSBANK
Saudi Arabia	HSBC Saudi Arabia
Senegal	Société Générale Côte d'Ivoire, Abidjan
Serbia	UniCredit Bank Serbia JSC
Singapore	DBS Bank Ltd., Singapore
Singapore	Standard Chartered Bank (Singapore) Limited
Slovak	Citibank Europe plc, pobocka zahranicnej banky
Slovenia	UniCredit Banka Slovenia d.d.

South Africa	The Standard Bank of South Africa Limited
South Africa	Standard Chartered Bank, Johannesburg branch
South Korea	Hongkong and Shangai Banking Corporation, Seoul
South Korea	Deutsche Bank AG, Seoul
Spain	Santander Securities Services S.A.
Spain	Banco Bilbao Vizcaya Argentaria, Madrid
Sri Lanka	Hongkong and Shangai Banking Corporation, Colombo
Sweden	Skandinaviska Enskilda Banken, Stockholm
Switzerland	UBS Switzerland AG
Switzerland	Credit Suisse Switzerland Ltd
Taiwan	HSBC Bank (Taiwan) Limited
Taiwan	Standard Chartered Bank (Taiwan) Ltd.
Tanzania	Stanbic Bank Tanzania Limited
Thailand	Hongkong and Shangai Banking Corporation, Bangkok
Togo	Société Générale Côte d'Ivoire, Abidjan
Tunisia	Union Internationale de Banques
Turkey	Deutsche Bank A.S., Istanbul
Uganda	Stanbic Bank Uganda Limited
Ukraine	JSC “Citibank”
United Arab Emirates	HSBC Bank Middle East Limited, Dubai
United Kingdom	The Bank of New York Mellon
United States	The Bank of New York Mellon, New York
Uruguay	Banco Itaù Uruguay S.A.
Vietnam	HSBC Bank (Vietnam) Ltd
Zambia	Stanbic Bank Zambia Ltd.
Zimbabwe	Stanbic Bank Zimbabwe Limited